UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Eastern Virginia Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 21, 2015. A quorum of the common shareholders was present, consisting of a total of 10,255,323 shares. Matters voted upon were (1) the election of fourteen directors to serve for terms of one year each expiring at the 2016 Annual Meeting of Shareholders, (2) approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers, and (3) ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accountant of the Company for 2015.

The final number of votes cast with respect to each matter is set out below.

Election of Directors

			Broker
Director	For	Withheld	Non-Votes
W. Rand Cook	7,786,334	165,358	2,303,631
F.L. Garrett, III	6,792,643	1,159,049	2,303,631
John F. Biagas	7,781,673	170,019	2,303,631
W. Gerald Cox	7,789,640	162,052	2,303,631
Michael E. Fiore, P.E.	7,292,594	659,098	2,303,631
Boris M. Gutin	7,784,477	167,215	2,303,631
Ira C. Harris, Ph.D., CPA	7,300,612	651,080	2,303,631
Eric A. Johnson	6,804,166	1,147,526	2,303,631
W. Leslie Kilduff, Jr.	7,784,534	167,158	2,303,631
William L. Lewis	6,571,193	1,380,499	2,303,631
Charles R. Revere	7,759,630	192,062	2,303,631
Joe A. Shearin	7,765,797	185,895	2,303,631
Leslie E. Taylor, CPA	7,790,716	160,976	2,303,631
Jay T. Thompson, III	7,765,980	185,712	2,303,631

				Broker
	For	Against	Abstention	Non-Votes

Advisory (Non-Binding) Approval of the Compensation of the Company's Named Executive Officers	7,631,937	159,951	159,894	2,303,541

				Broker
	For	Against	Abstention	Non-Votes

Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Company's Independent Registered Public Accountant	10,226,821	10,076	18,426	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: May 22, 2015

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President & Chief Financial Officer